SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549




                                 FORM 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 3,
1996



                         TRINITY INDUSTRIES, INC.
          (Exact Name of Registrant as specified in its charter)


  Delaware                         1-6903								75-0225040
(State or other				(Commission File No.)				(I.R.S. Employer
jurisdiction of													     Identification No.)
incorporation)


2525 Stemmons Freeway, Dallas, Texas						 75207
(Address of principal executive offices)				  (zip code)


                              (214) 631-4420
           (Registrant's telephone number, including area code)


                             (Not Applicable)
       (Former name or former address, if changed since last report)

 Item 5.        Other Events.

     On September 3, 1996, Trinity Industries, Inc. (the "Registrant") and Transcisco Industries, Inc. ("Transcisco") jointly announced that Transcisco's stockholders approved that company's merger with the Registrant. Under terms of the merger agreement, previously reported on Form 8-K dated June 27, 1996, each share of Transcisco common stock, par value $.01, outstanding prior to September 3, 1996 was converted into, exchanged for, and represents the ownership of one thousand, eight hundred eighty-four ten thousandths (0.1884) of a share of the common stock, par value $1.00 per share, of the Registrant. The transaction closed on September 3, 1996. Transcisco is operated as a wholly-owned subsidiary of the Registrant.

     Transcisco, based in San Francisco, California, is a diversified railcar services company engaged in railcar maintenance and repair, specialty railcar leasing and management services and Russia rail transportation services through its 23.5 percent ownership of SovFinAmTrans ("SFAT"), Russia's leading private rail transportation firm.


                                Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Trinity Industries, Inc.
                                        (Registrant)


Date:  September 10, 1996               By:/S/F. DEAN PHELPS
                                        F. Dean Phelps
                                        Vice President